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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (No. 333-30639 filed on July 2, 1997 and No. 333-170857 filed on November 29, 2010) on Form S-8 of Griffin Industrial Realty, Inc. of our reports dated February 12, 2016, relating to our audits of the consolidated financial statements and the financial statement schedules and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Griffin Industrial Realty, Inc. for the year ended November 30, 2015.

New Haven, Connecticut
February 12, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm